Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

AXSYS TECHNOLOGIES, INC.

(a Delaware corporation)

ARTICLE I

                The Company shall maintain a registered office in the State of Delaware as required by law.  The Company may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time designate or as the business of the Company may require.

ARTICLE II

                The seal of the Company shall have inscribed thereon the name of the Company, the state of its incorporation and the words “Corporate Seal.”  The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE III

MEETINGS OF STOCKHOLDERS

                Section 1.              Place of Meetings.  All meetings of the Stockholders of the Company shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board and stated in the notice of meeting.

                Section 2.              Annual Meeting of Stockholders.

                (a)    The annual meeting of the Stockholders of the Company for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and at such hour each year as the Board shall by resolution determine and, if such date is a legal holiday under the laws of the place where the meeting is to be held, then the annual meeting of the Stockholders shall be held on the next succeeding day not a legal holiday under the laws of such place, or on such other date or at such other hour as the Board may from time to time by resolution determine.

                (b)    If the election of directors shall not be held on the day designated by the Board for any annual meeting, or at any adjournment of such meeting, the Board shall call a special meeting of the Stockholders as soon as conveniently possible thereafter.

At such meeting the election of directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

                Section 3.              Special Stockholders Meetings.  Special meetings of the Stockholders for any purpose or purposes shall be called only upon the request of the Chairman of the Board or the written consent of three-quarters (75%) of the entire Board.  No special meeting of the Stockholders shall consider any business except that which is designated in the notice of meeting.

                Section 4.              Notices of Meetings.  Notices of both special and annual Stockholders’ meetings shall be given in writing and shall be signed (originally or by facsimile) by the Secretary or by the persons calling the meeting.  Each such notice shall state the place, date and hour of the meeting, the purpose or purposes for which it is called and, if such purpose is to amend the Certificate of Incorporation, shall describe the proposed amendment, the reasons for its proposal and the general effects thereof.  Such notices shall be given personally or sent by mail to each Stockholder of record entitled to vote at the meeting.  Such notices shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting.  If mailed, any such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the adjourned meeting of Stockholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken;  provided, however, that if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice for the adjourned meeting shall be given to each Stockholder of record on the new record date entitled to notice.

                Section 5.              Quorum.  Except as otherwise provided by law or the Certificate of Incorporation, at any meeting of the Stockholders, the presence either in person or by proxy, of the holders of a majority in voting power of the Voting Stock shall constitute a quorum, provided, however, that if the vote of a greater percentage shall be required to take any action to be considered at such meeting, the presence at the meeting, either in person or by proxy, of the holders of the percentage so required shall constitute a quorum for the purposes of considering such action.  If the holders of the number of votes necessary to constitute a quorum for any purpose shall fail to attend the meeting at the time and place fixed in the notice of the meeting, the meeting shall be continued from time to time (no such adjournment or adjournments shall exceed sixty (60) days), until the holders of the number of votes requisite to constitute the quorum shall attend.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

                Section 6.              Voting.  At each meeting of Stockholders, every Stockholder having the right to vote shall be entitled to vote, either in person or by proxy, the number of votes as provided for in or pursuant to the Certificate of Incorporation for each share of Voting Stock registered in his name on the books of the Company on the record date determined for such meeting in accordance with Section 7 of this Article III.  When a quorum is present at any meeting, the affirmative vote of a majority of the votes cast by the Stockholders entitled to vote, present in person or by proxy at the meeting, shall decide any matter brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Delaware or the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                Section 7.              Record Date.  In order to determine the holders of record of the Company’s stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Stockholders or record for any proper purpose, the Board may fix in advance a date as the record date for such determination of Stockholders.  Such date shall not be more than sixty (60) days prior to the date of the action which requires such determination, nor, in the case of a meeting of the Stockholders, shall it be less than ten (10) days in advance of such meeting.  If no record date is fixed for the determination of Stockholders entitled to vote at a Stockholders’ meeting, or Stockholders entitled to receive payment of a dividend, the close of business on the day next proceeding the date on which notice of the Stockholders’ meeting is given or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination.  A determination of Stockholders of record entitled to notice of or to vote at any meeting shall apply to any adjournment of such meeting, except that the Board may fix a new record date for any adjourned meeting.

                Section 8.              Presiding Officer;  Order of Business;  Conduct of Meeting.

                (a)  Meetings of the Stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the Chief Operating Officer, or if he is not present, by a Vice President.  The Secretary of the Company, or, in his absence, as Assistant Secretary, shall act as secretary of every meeting, but in the absence of the Secretary or Assistant Secretary, the chairman of the meeting may choose any person present to act as secretary of the meeting.

                (b)  Subject to the provisions of this Section 8 of Article III, meetings of Stockholders shall generally follow accepted rules of parliamentary procedure.

                                1.  The chairman of the meeting shall have absolute authority over matters of procedure and to state the rules under which the voting shall be conducted.

                                2.  If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting;  and upon his so doing, the meeting shall be automatically adjourned.

                                3.  The chairman may ask or require that anyone not a bona fide Stockholder or proxy leave the meeting.

                                4.  A resolution or motion shall be considered for a vote only is proposed by a Stockholder or duly authorized proxy, and seconded by an individual, who is a Stockholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

                (c)    The following order of business shall be observed at all annual Stockholders’ meetings insofar as is practicable:

1.               Calling the roll.

2.               Reading, correcting and approving minutes of a previous meeting, unless the same be waived.

3.               Special business stated in the notice of meeting.

4.               Election of directors.

5.               New business.

At any special meeting of Stockholders, the business transacted shall be confined to the purposes described in the notice of the meeting.

                Section 9.              Proxies.  Each Stockholder entitled to vote at any meeting of Stockholders may vote his shares through a proxy or attorney-in-fact appointed by a written instrument signed by the Stockholder and delivered to the secretary of the meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies.  No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  No proxy shall be valid and voted on after the meeting of the Stockholders, or any adjournment thereof, to which it applies.  Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases where an irrevocable proxy is duly executed and permitted by law.

                Section 10.            Voting List.  A complete list of Stockholders of the Company entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of and number and class of shares entitled to vote at such meeting owned by each Stockholder shall be prepared by the Secretary or other officer of the Company or the transfer agent, transfer clerk or registrar of the Company having the charge of the stock transfer books.  Such list shall be produced and kept available at the time and places required by law.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting of the Stockholders.

                Section 11.            Nominations of Directors.  Nominations of candidates for election as directors at any annual meeting of shareholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any shareholder of record entitled to vote at such annual meting.  Only persons nominated in accordance with procedures set forth in this section 11 shall be eligible for election as directors at an annual meeting.

                Nominations, other than those made by, or at the direction of, a majority of the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 11.  To be timely, a shareholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned (as defined below) by such person on the date of such shareholder notice and (d) any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information required by those provisions or successor provisions adopted after the date hereof);  and (ii) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation’s books, of such shareholder and any other shareholder who is a record or Beneficial Owner of any equity securities of the Corporation and who is known by such shareholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned and owned of record by such shareholder on the date of such shareholder notice and the number of shares of the Corporation’s equity securities Beneficially Owned and owned of record by any person known by such shareholder to be supporting such nominees(s) on the date of such shareholder notice.  At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.  Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 11 shall be provided for use at the annual meeting.

                A majority of the directors may reject any nomination by a shareholder not timely made in accordance with the requirement of this Section 11.  If a majority of the directors determines that the information provided in a shareholder’s notice does not satisfy the informational requirement of this Section 11 in any material respect, the Secretary of the Corporation shall promptly notify such shareholder of the deficiency in the notice.  The shareholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the shareholder, as a majority of the directors shall reasonably determine.  If the deficiency is not cured within such period, or if a majority of the directors reasonably determines that the additional information provided by the shareholder, together with the information previously provided, does not satisfy the requirements of this Section 11 in any material respect, then a majority of the directors may reject such shareholder’s nomination.  The Secretary of the Corporation shall notify a shareholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 11.  Not withstanding the procedure set forth in this Section 11, if the majority of the directors does not make a determination as to the validity of any nominations by a shareholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this

Section 11.  If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 11, he shall so declare at the annual meting and the defective nomination shall be disregarded.

                For purposes of this Section 11 and Section 12, a person shall be considered the “Beneficial Owner” of any security (whether of not owned of record):

                (a)  with respect to which such person or any affiliate or associate (as those terms are defined under Rule 11b-2 of the General Rules and Regulations under the Exchange Act) of such person directly or indirectly has or shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the poser to dispose of or to direct the disposition of such security;

                (b)  which such person or any affiliate or associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time);  or

                (c)  which is Beneficially Owned within the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing of such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.

                Section 12.            Notice of Shareholder Proposals.

                (a)  At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 12.  For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponement, deferrals, or adjournments of that meeting to a later date;  provided, however, that if less than seventy (70) days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any other shareholder who is the record or Beneficial Owner of any equity security of the Corporation known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation’s equity securities which are Beneficially Owned and owned of record by the shareholder giving the notice on the date of such shareholder notice and by any other record or Beneficial Owners of the Corporation’s equity securities known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) and financial or other interest of the shareholder in such proposal.

                (b)  If the presiding officer of the Annual Meeting determines that a stockholder proposal was not made in accordance with the terms of this Section, he shall so declare at the Annual Meeting and any such proposal shall not be acted upon at the Annual Meeting.

                (c)  This provision shall not prevent the consideration and approval or disapproval at the Annual Meeting or reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such Annual Meeting unless stated, filed and received as herein provided.

                Section 13.            Action by Written Consent.

                (a)  Whenever any action is required or permitted to be taken by the holders of Common Stock at any meeting of stockholders of the Corporation, subject to the provisions of Sections 13(b), (c) and (d) hereof, the action may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall have been signed by the holders of the requisite number of shares of outstanding Common Stock required under applicable law or the Certificate of Incorporation.

                (b)  The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation.  Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice, request the Board of Directors to fix a record date.  The Board of Directors shall, upon receipt of such a request, fix as the record date the 15th day following receipt of the request or such later date as may be specified by such stockholder.  If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

                (c)  The date for determining if an action has been consented to by the holder or holders of shares of outstanding stock of the Corporation having the requisite voting power to authorize or take the action specified therein (the “Consent Date”), shall be the 31st day after the date on which materials soliciting consents are mailed to stockholders of the Corporation or, if not such materials are required to be mailed under applicable law, the 31st day following the record date fixed by the Board of Directors pursuant to Section 13(b) hereof. If the Consent Date falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday.

                (d)  In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations

(each such written consent and related revocation is referred to in this Section 13 as a “Consent”), the Secretary of the Corporation shall provide for the safekeeping of such Consent and shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent;  provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board of Directors, the Secretary of the Corporation shall designate two persons, who may not be members of the Board of Directors, to serve as Inspectors with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of the Corporation under this Section 13(d).  If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action; provided, however, that neither the Secretary nor the Inspectors (as the case may be) shall make such certification or filing, and the Consent shall not become effective as stockholder action, until the final termination of any proceedings which may have been commenced in the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for an adjudication of any legal issues incident to determining the validity of the Consent, unless and until such court shall have determined that such proceedings are not being pursued expeditiously and in good faith.

ARTICLE IV

Board of Directors

                Section 1.              General Authority.  The property, business and affairs of the Company shall be managed and controlled by the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by applicable law or the Certificate of Incorporation of these By-laws directed or required to be exercised or done by the Stockholders.

                Section 2.              Number and Term of Office.  The number of directors shall be not less than two (2) nor more than twelve (12).  The number of directors shall be fixed by the Board from time to time by the affirmative vote of at least a majority of the entire Board;  provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.  Each director shall be of legal age.  The directors need not be Stockholders and need not be residents of the State of Delaware.

                Section 3.              Vacancies; Newly Created Directorships.  Any vacancy occurring in the Board caused by death, resignation, removal or otherwise, and any newly created directorship resulting from an increase in the number of directors, may be filled only by the affirmative vote of at least a majority of the directors then in office, although such directors are less than a quorum, or by the sole remaining director.  Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of directors, and subject to his earlier death, resignation or removal in accordance with the Certificate of Incorporation, these By-laws and applicable law, until his successor shall be duly elected and shall qualify.

                Section 4.              Removal of Directors.  Any one or more of the directors of the Company may be removed from office only for cause and only by the affirmative vote of three-quarters (75%) of the entire Board or by the affirmative vote of two-thirds (66 2/3%) of the votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose.

                Section 5.              Place of Meetings.  The directors may hold their meetings in such place or places, either within or without the State of Delaware, as the Board may from time to time by resolution determine.

                Section 6.              Regular and Special Meetings.

                (a)  A regular meeting of the Board shall follow each annual meeting of Stockholders as promptly as is practicable for the purpose of organization, the election and appointment of officers and the transaction of other business.  Other regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine.  If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

                (b)  Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Secretary and shall also be called by the Secretary on the written request of a majority of the directors of the Company.

                Section 7.              Notice of Meetings.  Notice of the regular meeting of the Board following the annual meeting of the stockholders need not be given.  Notice of each other regular meeting shall be furnished in writing to each member of the Board not less than two days in advance of such meeting.  Notice of each special meeting of the Board shall be given at least two (2) hours prior to the time of such special meeting and such notice may be given by the Secretary by telephone.  Notices of any other meetings shall be addressed to each director at his place of business and shall be in writing or shall be given by telephone, confirmed in writing.  Notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Every such notice shall state the time and place but need not state the purpose of the meeting.

                Section 8.              Participating in Meeting by Means of Communications Equipment.  Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                Section 9.              Quorum and Manner of Acting.  Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a majority of the full number of directors then in office (including both those elected and appointed) shall constitute a quorum for the transaction of business at any meeting of the Board;  provided, however, that if the vote of a greater percentage of the Board shall be required to take any action to be considered at such meeting, the presence at the meeting of the percentage so required shall constitute a quorum for purposes of considering such action.  Except as so provided, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.  In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                Section 10.            Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a consent in writing describing the action so taken shall be signed by all of the directors or members of such committee entitled to vote with respect to the subject matter thereof.  Each such consent in writing shall be filed with the minutes of the proceeding of the Board.

                Section 11.            Order of Business.  At any meeting of the Board, business shall be transacted in such order as the Board may by resolution determine.  At all meetings of the Board, the Chairman of the Board, or in his absence a director designated by a majority of the directors attending the meeting, shall preside.

                Section 12.            Minutes.  The Board and each committee thereof shall keep written minutes of its meetings.  In the event the Secretary of the Company is not a member of the Board or a committee, the Board of such committee shall prescribe by a resolution the officer or other person who shall be charged with the responsibility of keeping and maintaining such minutes.

                Section 13.            Directors’ Compensation.  Directors shall receive such compensation for attendance at any meetings of the Board and any expenses incidental to the performance of their duties as the Board shall be resolution determine.  Such compensation may be in addition to any compensation received by the members of the Board or in any other capacity.

                Section 14.            Dividends.  Subject always to the provisions of the laws of Delaware and the Certificate of Incorporation, the Board of shall have full power to determine whether any, and if so what part, of the fund legally available for the payment of dividends shall be declared in dividends and paid to the Stockholders of the Company.  The Board may fix a sum which may be set aside or reserved over and above the paid-in capital of the Company for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such funds in the Board’s absolute judgment and discretion.  Dividends upon the shares of stock of the Company, subject always to the mentioned provisions, may be declared by the Board at any regular or special meeting, payable in cash, property or shares of the Company’s stock.

ARTICLE V

                Section 1.              Executive Committee.  The Board may, by resolution adopted by at least three-quarters (75%) of the entire Board, designate two or more its members to constitute members or alternate members of an Executive Committee.

                Section 2.              Powers and Authority of Executive Committee.  The Executive Committee shall have and may exercise, between meetings of the Board, all of the powers and authority of the Board in the management of the business and affairs of the company, including, if such Committee is so empowered and authorized by resolution adopted by the affirmative vote of that percentage of the entire Board that would be required for the Board to act in the particular instance, to fill vacancies on any committee of the Board except the Executive Committee, ad to submit to the Stockholders any action that requires Stockholder authorization, except that the Executive Committee shall not have such power or authority in reference to:

                (a)  the amendment, alteration or repeal of any provision of the Certificate of Incorporation or the By-laws of the Company or the addition or insertion of other provisions therein;

                (b)  declaring a dividend or other corporate distribution;

                (c)  removing any member of the Board or filling any vacancy on the Board;

                (d)  adopting an agreement of merger or consolidation of the Company with or into any other corporation;

                (e)  recommending to the Stockholders the sale, lease, or exchange of all, or substantially all, of the property and assets of the Company.

                (f)  recommending to the Stockholders a dissolution of the company or a revocation of a dissolution;  or

                (g)  amending or repealing any resolution of the Board which by its terms may be amended or repealed only by the Board.

                The Board shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either for or without cause;  provided, however, that no such action shall be taken without the affirmative vote of at least three-quarters (75%) of the entire Board.

                Section 3.              Other Committees.  The Board may, by resolution adopted by the affirmative vote of a majority of the entire Board, designate one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as shall be specified in the resolution of the Board designating such committee.  A majority of all the members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  The Board shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee either for or without cause.

                Section 4.              Procedures; Meetings; Quorum.  Regular meetings of the Executive Committee or any other committee of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof.  Special meetings of the executive Committee or any other committee of the Board shall be called at the request of any member thereof.  So far as applicable, the provisions of Article IV of these By-laws relating to notice, quorum and voting requirements applicable to meetings of the Board shall govern meetings of the Executive Committee or any other committee of the Board.  The Executive Committee or any other committee of the Board may adopt rules and regulations not inconsistent with the provisions of the law, and the Certificate of Incorporation or these By-laws for the conduct of its meetings.  The Executive Committee and each other committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board at the next meeting of the Board.

ARTICLE VI

OFFICERS

                Section 1.              Number; Term of Office.  The officers of the Company shall include a Chairman of the Board, a President, Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these By-Laws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided.  The Chairman of the Board shall be elected from among the directors.  The Board may from time to time elect, or the Chairman of the Board or the President may appoint, such other officers, and such agents, as may be necessary or desirable for the business of the Corporation.  Such other officers and agents shall have such duties and shall hold their officers for such terms as may be prescribed by the Board or by the appointing authority.

                Section 2.              Vacancies and Removal.  In case any office shall become vacant, the Board shall have power to fill such vacancies.  In its discretion, the Board, by the vote of a majority of the entire Board, may leave any office unfilled for any such period as it may fix by resolution.  In case of the absence or disability of any officer or any vacancy in any office, the Board may delegate the powers or duties of any officer to another officer in the Company or to a director.  Any officer or agent of the Company may be removed, either with or without cause, at any time by the affirmative vote of three-quarters (75%) of the entire Board.

                Section 3.              Chairman of the Board.  Unless the Board declares otherwise by resolution, the Chairman of the Board shall be the Chief Executive Officer of the Company, and as such shall have general supervision and direction of the business and affairs of the Company, subject to the control of the Board.  The Chairman of the Board shall be a director and, when present, shall preside at all meetings of the Board.  He shall perform such other duties as may be prescribed from time to time by the Board or by these By-laws.  He shall have the powers of the Chief Operating Officer and power to delegate any of the Chairman’s powers, on a temporary or permanent basis, to the Chief Operating Officer.

                Section 4.              President.  Unless the Board declares otherwise by resolution, the President shall be the Chief Operating Officer of the Corporation.  He shall exercise such duties as customarily pertain to the office of President, and shall report to the Chairman of the Board.  He may appoint and terminate the appointment or election of officers, agents, or other employees other than those appointed or elected by the Board or the Chairman of the Board.  He may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board, and shall perform such other duties as may be prescribed form time to time by the Board, the Chairman of the Board or by these By-laws.  In the Event that the Board fails to elect a Chairman of the Board, the President shall be the Chairman of the Board and all references in these By-laws to the Chairman of the Board and all references in these By-laws to the Chairman of the Board shall be deemed to refer to the President.

                Section 5.              Vice Presidents.  Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chairman of the Board, the Chief Operating Officer, the Executive Committee or the Board.  In the absence or disability of the Chairman of the Board and the Chief Operating Officer, any Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board, and shall perform such other duties as may be prescribed from time to time by the Board or these By-laws.

                Section 6.              The Chief Financial Officer.  The Chief Financial Officer of the Corporation shall be a person other than the Chief Operating Officer of the Corporation.  He shall bear responsibility for the general and active management of all of the financial affairs of the Company and such other duties as may be assigned to him from time to time by the Chairman of the Board, the Board or these By-laws.

                Section 7.              Treasurer.  Unless the Board otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Company and shall have general supervision of the collection and disbursement of funds of the Company.  He shall endorse for collection on behalf of the Company checks, notes and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depository as the Board may designate.  He may sign, with the Chairman of the Board, all bills of exchange or promissory notes of the Company.  He shall enter or cause to be entered regularly in the books of the Company a full and accurate account of all funds received and paid by him on account of the Company;  shall at all reasonable times exhibit his books and accounts to any director of the Company upon application at the office of the Company during business hours;  and, whenever required by the Board, the Chairman of the Board or the Chief Operating Officer, shall render a statement of his accounts.  He shall perform such other duties as may be prescribed from time to time by the Board or by these By-laws.  He may be required to give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board.  The Board may authorize one or more accounting firms to perform any act or discharge any responsibility of the Treasurer.  Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                Section 8.              Secretary.  The Secretary shall keep the minutes of all meetings of the Stockholders and of the Board, and to the extent ordered by the Board, the Chairman of the Board or the Chief Operating Officer, may keep the minutes of all committees.  He shall cause notice to be given of meetings of Stockholders, of the Board, and of any committee appointed by the Board.  He shall have custody of the corporate seal, minutes and records relating to the conduct and acts of the Stockholders and Board, which shall, at all reasonable times, be open to the examination of any director.  The Secretary or any Assistant Secretary may certify the record of proceedings of the meetings of the Stockholders or of the Board, and of resolutions adopted at such meetings; may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give notice of meetings; and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

                Section 9.              Bank Accounts.  In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chairman of the Board or the Chief Operating Officer, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Company, which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Company with the approval of the Chairman of the Board or the Chief Operating Officer of the Company.

                Section 10.            Proxies.  Unless otherwise directed by the Board, the Chairman of the Board or the Chief Operating Officer, or their designees, shall have full power and authority on behalf of the Company to attend and to vote upon all matters and resolutions at any meeting of stockholders of any corporation in which the Company may hold stock, and may exercise on behalf of the Company any and all of the rights and powers incident to the ownership of such stock at any meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of the company in connection with the exercise by the Company of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

                Section 11.            Dual Offices.  Any person may hold more than one office; provided, however, that the Chief Operating Officer shall not hold any other office except that of the Chairman of the Board.

                Section 12.            Salaries.  The salaries of all executives of the Company shall be fixed by the Board.  No officer shall be ineligible to receive such salary by reason of the fact that he is also a director of the Company and receiving compensation therefore.

ARTICLE VII

CERTIFICATES OF STOCK

                Section 1.              Forms.

                (a)  The shares of capital stock of the Company will be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any of the classes or series of the Company’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.  The certificates for shares of stock shall be in such form as the Board of Directors may from time to time prescribe.

                (b)  The certificates of stock shall be signed by the Chairman of the Board or the Chief Operating Officer and by the Secretary or the Treasurer, and sealed with the seal of the Company.  Such seal may be a facsimile, engraved or printed.  Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any offices upon such certificate may be facsimiles, engraved or printed.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Company same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

                Section 2.              Lost or Destroyed Certificates.  The Board shall have the power to direct new stock certificates issued to any Stockholder in place of any certificates theretofore issued by the Company, when such Stockholder proves to the satisfaction of the Board that a stock certificate is lost or destroyed, or upon the posting of an indemnity bond by the owner of such lost or destroyed certificates, or his legal representative, in such amount as the Board shall deem appropriate, to hold the Company harmless from any loss or claim arising out of or in connection with the issuance of a duplicate certificate, unless such requirements be dispensed with by the Board, in its discretion, in any instance or instances.

                Section 3.              Transfer Agent and Registrar.  The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares, if any, to bear the manual or facsimile signature or signatures of any of them.  Any such transfer agent and registrar shall transfer stock in accordance with its customary transfer procedures and in accordance with applicable laws and regulations.

ARTICLE VIII

GENERAL PROVISIONS

                Section 1.              Fiscal Year.  The fiscal year of the Company shall end on such date as the Board may determine by resolution.

                Section 2.              Books and Records.  A certified copy of the Certificate of Incorporation and the By-laws of this Company shall be deposited in the name of the Company in such bank or banks or trust company or other institutions as the Board shall designate by resolution.  All checks or demands for the payment of money and all notes and other instruments of a negotiable nature shall be signed by the persons designated by appropriate resolution of the Board or these By-laws.

                Section 3.              Contracts.  The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances.

                Section 4.              Loans.  No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board;  and such authority may be general or confined to specific instances.

                Section 5.              Saving Clause.  In the event any provision of these By-laws is inconsistent with the Certificate of Incorporation of this Company or the corporate laws of the State of Delaware, such provisions shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of all other provisions of these By-laws.

ARTICLE IX

AMENDEMENTS; STOCKHOLDERS’ AGREEMENTS

                Section 1.              Amendments.  These By-laws may be adopted, repealed, altered or amended only by the unanimous written consent action of all directors or by the affirmative vote of a majority of the entire Board acting at a regular or special meeting called by written notice, which written notice shall include notice of the proposed action to amend the By-laws, or by the affirmative vote of a majority of the votes represented by the issued and outstanding shares of the Company entitled to vote at a meeting called for such purpose.

                Section 2.              Stockholders’ Agreements.  These By-laws shall be subject to the provisions of any stockholders’ agreement between the Company and the holders of at least a majority of its outstanding Voting Stock.